UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)             January 29, 1999
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                              Mark Solutions, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

    Delaware                          0-17118                    11-2864481
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(State or Other Jurisdiction       (Commission                (I.R.S. Employer
 of Incorporation)                 File Number)              Identification No.)


Parkway Technical Center
1515 Broad Street
Bloomfield, New Jersey                            07003
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(Address of Principal Executive Offices)        (Zip Code)

Registrant's Telephone Number, Including Area Code:           (973) 893-0500
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              Former Name and Address, if Changed Since Last Report

                    INFORMATION TO BE INCLUDED IN THE REPORT



Item 5.  Other Events

Effective January 29, 1999, Mark Solutions, Inc.,("Mark") completed an exchange offering (the "Exchange") pursuant to which the investors in the June 1998 Private Placement have exchanged the equity units purchased for $1,220,000 (which were subsequently deemed subject to rescission rights) for convertible Preferred Stock, which are not subject to rescission rights.

Pursuant to the Exchange, the investors effectively exchanged 1,220,000 shares of Common Stock into 122,000 shares of convertible Preferred Stock. Each share of Preferred Stock is convertible into Common Stock at $10.00 per share divided by the lesser of (i) $1.00 or (ii) 75% of the average closing bid price during the preceding five trading days.

As a result of the Exchange, the $1,220,000 of Temporary Equity included in Mark's Form 10-Q for the period ended September 30, 1998 will be classified as part of "Stockholders' Equity" for the quarter ended December 31, 1998.

Also pursuant to the Exchange, investors effectively exchanged the $1,530,000 principal amount convertible debentures into convertible preferred stock.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

Date:   January 29, 1999

                                                    MARK SOLUTIONS, INC.

                                                    By:  /s/ Michael Nafash
                                                         ---------------------
                                                         Michael Nafash,
                                                         Chief Financial Officer